UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2006, ArvinMeritor, Inc. (“ArvinMeritor”) announced the pricing of its previously announced cash tender offers for up to $450 million in aggregate principal amount of certain of its outstanding notes, and that it had increased to $600 million the maximum aggregate principal amount of notes that may be purchased in the offers.

On March 14, 2006, ArvinMeritor announced that it had affirmed certain previous guidance with respect to its anticipated results for the second quarter of fiscal year 2006 and for the full fiscal year.

Copies of the related press releases are filed as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of ArvinMeritor, Inc., issued March 13, 2006.

99.2	Press release of ArvinMeritor, Inc., issued March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: March 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of ArvinMeritor, Inc., issued March 13, 2006.
99.2	Press release of ArvinMeritor, Inc., issued March 14, 2006.